EXHIBIT 10.35

AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENTS

This Amendment is entered into on this 27th day of April, 2004 by and between Community Bancshares, Inc. (the “Company”) and the undersigned individual (“Grantee”).

WHEREAS, Grantee and the Company entered into Nonqualified Stock Option Agreements dated [dates of all outstanding options granted prior to January 1, 2004] (the “Agreements”); and

WHEREAS, Grantee and the Company desire to amend the Agreements as set forth below;

NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreements as follows:

1. By deleting paragraphs (e) and (f) of Section 2 and amending paragraph (d) of Section 2 in its entirety to read as follows:

(d)	Exercise Upon Termination of Affiliation with the Corporation . If the Grantee’s affiliation in any capacity (i.e. as an employee or a director), but not necessarily in all capacities, with the Corporation and/or its subsidiaries is terminated for Cause (as defined below), the option shall expire on the date of termination of Grantee’s affiliation with the Corporation. Except as provided in the preceding sentence, the option may be exercised at any time during the stated term of the option notwithstanding the termination of Grantee’s affiliation with the Corporation due to death, disability, retirement or other reasons.

2. By deleting the provisions of Section 7 (“Competition with Employer – Covenant not to Compete”) in their entirety and replacing them with the following statement: “This Section is intentionally blank.”

The Agreements shall remain in full force and effect unmodified except as provided above.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

GRANTEE:	COMMUNITY BANCSHARES, INC.

/s/ Grantee	By:	/s/ Patrick M. Frawley
Its Chairman, CEO and President